Investor Presentation Second Quarter 2019 Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, are based on the current expectations of Popular, Inc.’s (the “Corporation”) management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2018, our Form 10-Q for the quarter ended March 31, 2019 and in our Form 10-Q for the quarter ended June 30, 2019 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates. Cautionary Note Regarding Forward-Looking Statements

NPLs decreased by $22 million QoQ; ratio at 2.1% NCO ratio decreased to 0.71% from 0.92% the previous quarter Credit Metrics Net income of $171.1 million Strong margins: Popular, Inc. 4.11%, BPPR 4.37% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.8% Tangible book value per share of $51.44 compared to $48.58 in Q1 2019 Capital Q2 2019 Highlights

Puerto Rico – Key Indicators

Puerto Rico	**Net Passenger Movement**[1]	• Q1 2019: (1,900) • 2018: 77,000 • 2017: (257,000)
	Employment *(as of June 2019)*	• Total employment: flat YoY[2] • Unemployment rate: 8.4% in June 2019 down from 9.1% in June 2018[2] • Private sector: 3% higher YoY; public sector: 5% lower YoY[3]
	New Auto Sales[4]	• 1H 2019: 4% higher than 1H 2018
	Cement Sales[5]	• 1H 2019: 8% lower than in 1H 2018
BPPR	**Debit and Credit Card Sales ($)**	• Q2 2019: 2% higher than Q2 2018 • 1H 2019: 2% higher than 1H 2018
	Customers	• 1.78 million customers, up by 24 thousand from December 2018
	Digital Transformation	• 873 thousand active online customers[6]; 78% use mobile devices

1. Source: P.R. Statistics Institute based on U.S. Bureau of Transportation Statistics (data represents the net movement of passengers of domestic flights departing and arriving at the SJU International Airport); 2. Source: U.S. Bureau of Labor Statistics (Household Survey, Seasonally Adjusted); 3. Source: U.S. Bureau of Labor Statistics (Establishment Survey, Seasonally Adjusted); 4. Source: United Automobile Importers Group (based on units); 5. Source: Puerto Rico Economic Development Bank; 6. Customers who have logged on to Popular's web and/or mobile platform in the past 30 days

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Financial Summary (GAAP) 5

Net Interest Margin Dynamics Q2 2019 net interest margin at 4.11% Strong and stable loan yield at 6.81% Continued growth of the loan portfolio Low deposit betas in P.R. Total deposit cost increased 4 basis points to 75 basis points in Q2 2019 5-year compounded growth rate of 10% in deposit volumes, reducing the use of wholesale funding Loan Yield, Deposit Cost and NIM (Non Tax-Equivalent) Total Loans and Deposits ($ in billions) Money Market and Investment Securities ($ in billions)

Capital Note: Estimated for the current period Robust capital levels; Common Equity Tier 1 of 16.8% Tangible book value per share of $51.44 compared to $48.58 in Q1 2019 Popular regulatory capital does not include: Disallowed portion of ALLL of $242 million Unrealized gain on Evertec equity stake of approximately $315 million Popular, Inc. (%)

Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation does not own any debt issued by the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities was $455 million, flat QoQ. P.R. Public Sector Exposure 1 Does not reflect principal payments of $22 million received on July 1, 2019 1

Non-Performing Assets ($ in millions) Non-Performing Assets Beginning in 2018 figures include loans previously classified as covered Differences due to rounding Non-Performing Loans ($ in millions) Highlights NPAs decreased by $28 million QoQ NPLs decreased by $22 million QoQ P.R. NPLs at $523 million, or 2.6% of loans, down by $22 million, driven by: lower commercial NPLs by $17 million, primarily related to loan collections lower mortgage NPLs by $9 million U.S. NPLs at $42 million, or 0.6% of loans, up by approximately $1 million QoQ OREOs down by $7 million QoQ

NPL Inflows Total NPL Inflows ($ in millions) Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Highlights Total NPL inflows decreased by $3 million QoQ P.R. commercial inflows decreased by $8 million QoQ P.R. mortgage inflows increased by $3 million U.S. commercial inflows increased by $2 million QoQ

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding ALLL, ALLL-to-NCO and ALLL-to-NPLs Ratios ($ in millions) Additional Credit Metrics Highlights NCO ratio at 0.71% vs. 0.92% in Q1 2019, driven by: Lower P.R. commercial NCOs by $16 million Lower P.R. mortgage NCOs by $2 million Higher U.S. commercial NCOs by $3 million Allowance for loan and lease losses (ALLL) down by $7 million QoQ P.R. ALLL decreased by $8 million, principally due to improvements in the mortgage portfolio ALLL-to-Loans ratio at 2.01% vs. 2.07% in Q1 2019 ALLL-to-NPLs at 96%, up from 94% in Q1 2019 Provision at $40 million for Q2 2019, down $2 million QoQ 45 43 41 42 50 158 70 69 60 54 43 42 40 - 5 127% 85% Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17 Q4 17 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 PLLL Loan Sales PLLL PLLL/NCO

Driving Shareholder Value Capital Robust capital with Common Equity Tier 1 Capital of 16.8% Tangible book value per share of $51.44 Continued capital strategy implementation Franchise Additional Value Investments in Evertec and Banco BHD León Puerto Rico Uniquely poised to take advantage of improving economic backdrop in Puerto Rico Leading market position Focus on customer service supported by broad branch network Differentiated digital offering for retail and commercial customers Diversified fee income driven by unmatched product breadth and depth Strong risk-adjusted margins driven by de-risked and well-diversified loan portfolio Substantial excess liquidity with low deposit beta   United States Mainland banking operation provides geographic diversification Branch footprint in key New York and South Florida MSAs National niche banking focus in condo association and healthcare Evolving fee income streams, led by private wealth management and mortgage origination activity

Investor Presentation Second Quarter 2019 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$51 billion (among top 50 BHCs in the U.S.)
Loans	$27 billion
Deposits	$42 billion
Banking branches	163 in Puerto Rico, 51 in the U.S. (40 in New York and New Jersey and 11 in Florida) and 9 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$5 billion

Summary Corporate Structure



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Assets = $51 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank[1]
Puerto Rico Operations
Assets = $41 billion
United States Operations
Assets = $10 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.13% stake
- Adjusted EBITDA of $57 million for the quarter ended March 31, 2019

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2018 net income of $161 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.90% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.90% stake

Information as of June 30, 2019
[1] Doing business as Popular

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De-Risked Loan Portfolios Differences due to rounding ($ in millions) 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q1 2019 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015. Highlights The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 37% Construction portfolio is down by 91% since Q4 2007 SME1 lending is down by 56% from Q4 2007 Collateralized exposure now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased

Business Segments (GAAP) ¹ Non-fully taxable equivalent Differences due to rounding

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B1 Stable Outlook Fitch BB Stable Outlook S&P BB- Positive Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable 2019 April Moody's upgrades to B1 from B2 S&P revised outlook to positive May Fitch upgrades to BB from BB-

Investor Presentation Second Quarter 2019